                                                                Execution Copy

-------------------------------------------------------------------------------





                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                       INVERNESS MEDICAL TECHNOLOGY, INC.,

                            TERRIER ACQUISITION CORP.

                                       AND

                               INTEG INCORPORATED









                           Dated as of October 3, 2000




-------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
ARTICLE I

         THE MERGER..........................................................................2
         1.1        The Merger...............................................................2
         1.2        Effective Time...........................................................2
         1.3        Closing..................................................................2
         1.4        Tax Consequences.........................................................3
         1.5        Reservation of Right to Revise Transaction...............................3

ARTICLE II

         DIRECTORS AND OFFICERS
         OF THE SURVIVING CORPORATION........................................................3
         2.1        Directors of the Surviving Corporation...................................3
         2.2        Officers of the Surviving Corporation....................................3

ARTICLE III

         EFFECT OF THE MERGER ON THE CAPITAL STOCK
         OF THE CONSTITUENT CORPORATIONS.....................................................4
         3.1        Effect on Capital Stock..................................................4
         3.2        Dissenters' Rights.......................................................5
         3.3        Company Stock Options and Related Matters................................6
         3.4        Company Warrants.........................................................7

ARTICLE IV

         PAYMENT OF SHARES...................................................................7
         4.1        Payment for Shares of Company Common Stock...............................7

ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................9
         5.1        Existence; Good Standing; Authority......................................9
         5.2        Authorization, Validity and Effect of Agreements........................10
         5.3        Capitalization..........................................................10
         5.4        Subsidiaries............................................................11
         5.5        Other Interests.........................................................12
         5.6        No Violation; Consents..................................................12
         5.7        SEC Documents...........................................................12
         5.8        Litigation..............................................................13
         5.9        Absence of Certain Changes..............................................13


                                      (i)


                                                                                            Page
                                                                                            ----

         5.10       Taxes...................................................................13
         5.11       Books and Records.......................................................15
         5.12       Real Property...........................................................15
         5.13       Intellectual Property...................................................16
         5.14       Environmental Matters...................................................20
         5.15       Compliance with Applicable Law..........................................21
         5.16       Material Contracts......................................................21
         5.17       Regulatory Matters......................................................22
         5.18       Employee Benefit Programs...............................................23
         5.19       Labor Relations and Employment..........................................26
         5.20       Vote Required...........................................................27
         5.21       No Brokers..............................................................27
         5.22       Opinion of Financial Advisor............................................27
         5.23       Insurance...............................................................28
         5.24       Intentionally Omitted...................................................28
         5.25       Accounting Matters; Reorganization......................................28
         5.26       Company Rights Agreement................................................28
         5.27       Ownership of Parent Common Stock; Affiliates and Associates.............28
         5.28       Compliance with the Hart-Scott-Rodino Act...............................29
         5.29       No Contracts with Affiliates............................................29
         5.30       No Control Share Acquisition............................................29

ARTICLE VI

         REPRESENTATIONS AND WARRANTIES OF PARENT...........................................29
         6.1        Existence; Good Standing; Authority.....................................29
         6.2        Authorization, Validity and Effect of Agreements........................30
         6.3        Capitalization..........................................................30
         6.4        No Violation; Consents..................................................31
         6.5        SEC Documents...........................................................32
         6.6        No Brokers..............................................................32
         6.7        Accounting Matters; Reorganization......................................32
         6.8        Ownership of Company Common Stock; Affiliates and Associates............32
         6.9        Certain Actions.........................................................33

ARTICLE VII

         COVENANTS..........................................................................33
         7.1        No Solicitations........................................................33
         7.2        Conduct of Businesses...................................................35
         7.3        Intentionally Omitted...................................................37
         7.4        Redemption of Company Series B Preferred Stock..........................37
         7.5        Meeting of Shareholders.................................................37


                                      (ii)


                                                                                            Page
                                                                                            ----

         7.6        Intentionally Omitted...................................................38
         7.7        Additional Agreements...................................................38
         7.8        Proxy Statement; Registration Statement; Filing Cooperation.............38
         7.9        Listing Application.....................................................40
         7.10       Affiliates..............................................................40
         7.11       Expenses................................................................40
         7.12       Officers' and Directors' Indemnification................................41
         7.13       Access to Information; Confidentiality..................................42
         7.14       Publicity...............................................................42
         7.15       Employee Benefits.......................................................43
         7.16       Advice of Changes.......................................................43
         7.17       Delisting...............................................................43

ARTICLE VIII

         CONDITIONS TO THE MERGER...........................................................44
         8.1        Conditions to the Obligations of Each Party to Effect the Merger........44
         8.2        Conditions to Obligations of the Company................................44
         8.3        Conditions to Obligations of Parent.....................................45

ARTICLE IX

         TERMINATION, AMENDMENT AND WAIVER..................................................47
         9.1        Termination.............................................................47
         9.2        Effect of Termination...................................................48
         9.3        Amendment...............................................................49
         9.4        Extension; Waiver.......................................................50

ARTICLE X

         GENERAL PROVISIONS.................................................................50
         10.1       Notices.................................................................50
         10.2       Interpretation..........................................................51
         10.3       Non-Survival of Representations, Warranties, Covenants and Agreements
                     .......................................................................51
         10.4       Miscellaneous...........................................................51
         10.5       Assignment..............................................................52
         10.6       Severability............................................................52
         10.7       Choice of Law; Consent to Jurisdiction..................................52
         10.8       Incorporation...........................................................52
         10.9       Publicity...............................................................52
         10.10      No Agreement Until Executed.............................................53


                                                       (iii)

                           Company Disclosure Schedule

Section                    Title

5.1                        Existence; Good Standing; Authority
5.3                        Capitalization
5.5                        Other Interests
5.6                        No Violation; Consents
5.8                        Litigation
5.10                       Taxes
5.12                       Real Property
5.13                       Intellectual Property
5.14                       Environmental Matters
5.15                       Compliance with Applicable Law
5.16                       Material Contracts
5.18                       Employee Benefit Programs
5.19                       Labor Matters
5.29                       No Contracts With Affiliates
7.2                        Conduct by the Company
7.15                       Employee Benefits



                                            Parent Disclosure Schedule

Section                    Title

6.3(c)                     Capitalization
6.4                        No Violation; Consents
6.9                        Certain Actions
6.10                       Litigation
6.11                       Compliance with Applicable Law
8.3(c)                     Absence of Company Changes


                                            General Disclosure Schedule


9.2(c)                     Effect of Termination




                                      (iv)

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of October 3, 2000, by and among Inverness Medical Technology, Inc., a Delaware corporation ("Parent"), Terrier Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("MergerCo"), and Integ Incorporated, a Minnesota corporation (the "Company").

                                    RECITALS

         WHEREAS, the respective Boards of Directors of Parent, MergerCo and the Company have approved the merger of the Company with and into MergerCo (the "Merger") in accordance with the Delaware General Corporation Law (the "DGCL") and the Minnesota Business Corporation Act (the "MBCA") and, upon the terms and subject to the conditions set forth in this Agreement, holders of shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (as defined herein) will be entitled, subject to the terms and conditions hereof, to the right to receive shares of common stock, par value $.001 per share, of Parent (the "Parent Common Stock");

         WHEREAS, the Board of Directors of the Company (the "Company Board") has, in light of and subject to the terms and conditions set forth herein, (a) determined that (i) the consideration to be paid for each share of Company Common Stock in the Merger is fair to the shareholders of the Company, and (ii) the Merger is in the best interests of the Company and its shareholders, and (b) resolved to approve and adopt this Agreement and the transactions contemplated or required by this Agreement, including the Merger (collectively, the "Transactions"), and to recommend approval and adoption by the shareholders of the Company of this Agreement and the Transactions;

         WHEREAS, as a condition to the willingness of Parent and MergerCo to enter into this Agreement, certain shareholders of the Company (the "Voting Agreement Shareholders") have entered into a Voting Agreement, dated as of the date hereof, with Parent and MergerCo (the "Voting Agreement"), pursuant to which each Voting Agreement Shareholder has agreed, among other things, to vote such Voting Agreement Shareholder's shares of Company Common Stock in favor of the approval of the Transactions, upon the terms and subject to the conditions set forth in the Voting Agreement;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Sections 354, 361 and 368 of the Code; and

         WHEREAS, Parent, MergerCo and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Transactions, and also to prescribe various conditions to the Transactions.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, Parent, MergerCo and the Company hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and MergerCo shall consummate the Merger pursuant to which (a) the Company shall be merged with and into MergerCo and the separate corporate existence of the Company shall thereupon cease, (b) MergerCo shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware and the DGCL, and (c) the separate corporate existence of MergerCo with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in Section 302A.641 of the MBCA and Section 259 of the DGCL. The Certificate of Incorporation of MergerCo, as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law. The Bylaws of MergerCo, as in effect at the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

         1.2 Effective Time. Subject to the provisions of this Agreement, as soon as practicable after all of the conditions set forth in Article VIII shall have been satisfied or, if permissible, waived, the parties will file articles or a certificate of merger or other appropriate documents (the "Articles of Merger") executed in accordance with the relevant provisions of the MBCA and the DGCL and will make all other filings or recordings required under the MBCA and the DGCL in order to effect the Merger. The Merger will become effective at such time as the Articles of Merger have been duly filed with the Secretary of State of the State of Minnesota and the Secretary of State of the State of Delaware, or at such subsequent date or time as MergerCo and the Company agree and specify in the Articles of Merger (the time the Merger becomes effective being herein referred to as the "Effective Time").

         1.3 Closing. The closing of the Merger (the "Closing") shall take place at such time and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VIII hereof (the "Closing Date"), at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts 02109, unless another date or place is agreed to by the parties hereto.

         1.4 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) and (A)(2)(D) of the Code and that this Agreement shall constitute a "plan of reorganization" for purposes of section 368 of the Code.

         1.5 Reservation of Right to Revise Transaction. Notwithstanding anything to the contrary contained in this Agreement, Parent and MergerCo may, in their sole discretion, at any time prior to the Effective Time, revise the method of effecting the Merger; provided, however, that (a) any breach of this Agreement and any inability of the Company to satisfy any condition to the Merger set forth in Section 8.3 of this Agreement arising solely as a result of such revised method of effecting the Merger shall not be deemed a breach or a failure of such condition to the consummation of the Merger, (b) such revised method of effecting the Merger shall enable the Merger to continue to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code and
(c) such revised method of effecting the Merger shall not (i) alter the Merger Consideration (as defined in Section 3.1(b)) to be received by the holders of Company Common Stock, (ii) cause the Company to incur additional costs or (iii) expose the Company to additional liability arising solely as a result of such revised method. The parties hereto agree that they will execute, and will cause their respective direct and indirect subsidiaries, if any, to execute, such agreements and documents and such amendments to this Agreement and any related documents as shall be appropriate in order to reflect such revised structure.


                                   ARTICLE II

                             DIRECTORS AND OFFICERS
                          OF THE SURVIVING CORPORATION

         2.1 Directors of the Surviving Corporation. The directors of MergerCo immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

         2.2 Officers of the Surviving Corporation. The officers of MergerCo immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time.

                                   ARTICLE III

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                         OF THE CONSTITUENT CORPORATIONS

         3.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of MergerCo:

         (a) Each issued and outstanding share of Company Common Stock owned by Parent, MergerCo or any other direct or indirect Parent Subsidiary immediately prior to the Effective Time, shall be canceled and retired and cease to exist without any conversion thereof and no payment or distribution shall be made with respect thereto.

         (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than (i) those shares referred to in Section 3.1(a) and (ii) Dissenting Shares (as defined herein), shall be canceled and shall be converted automatically into and represent the right to receive such number of shares of Parent Common Stock as is equal to the Conversion Ratio (as defined herein) (collectively, the "Merger Consideration").

         (c) The "Conversion Ratio" shall be the result obtained by dividing the Equivalent Parent Common Stock Amount by the number of shares of outstanding Company Common Stock immediately prior to the Effective Time plus the number of shares of Company Common Stock issuable upon the exercise of outstanding Company Options and Company Warrants (as defined herein). The "Equivalent Parent Common Stock Amount" shall be equal to the sum of: (i) the product of the Average Closing Price multiplied by 1,900,000, plus (ii) the number obtained by dividing
(A) the aggregate exercise price of all Company Options and Company Warrants outstanding immediately prior to the Effective Time, by (B) the Average Closing Price of one share of Parent Common Stock. For purposes hereof; the "Average Closing Price" will mean the average of the closing sale prices of a share of Parent Common Stock on the American Stock Exchange ("AMEX") for the five (5) trading days immediately preceding the Effective Time.

         (d) Each share of common stock, par value $.001 per share, of MergerCo (the "MergerCo Common Stock") issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one validly issued, fully paid and non-assessable share of common stock, par value $.001 per share, of the Surviving Corporation.

         (e) All shares of Company Common Stock, when converted as provided in
Section 3.1(b), shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Certificate previously evidencing such shares shall thereafter represent only the right to receive shares of Parent Common Stock and cash in lieu of fractional shares of Parent Common Stock in accordance with Sections 3.1(b) and 4.1(e). The holders of Certificates previously evidencing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Company Common Stock except as otherwise provided herein or by law and, upon the surrender of Certificates in accordance with the provisions of
Article III hereof, shall only represent the right to receive for their shares of Company Common Stock, shares of Parent Common Stock and cash in lieu of fractional shares of Parent Common Stock in accordance with Sections 3.1(b) and 4.1(e).

         3.2      Dissenters' Rights.

         (a) Notwithstanding Section 3.1 hereof, shares of the Company Common Stock issued and outstanding immediately prior to the Effective Time, if any, that are held of record or beneficially owned, on the record date for the Company shareholders' meeting, by a person who has properly exercised and preserved and perfected dissenters' rights with respect to such shares under Sections 302A.471 and 302A.473 of the MBCA and has not withdrawn or lost such rights ("Dissenting Shares") shall not be converted into or represent the right to receive Parent Common Stock for such shares, but instead shall be treated in accordance with Sections 302A.471 and 302A.473 of the MBCA unless and until such person effectively withdraws or loses such person's right to payment under
Section 302A.473 of the MBCA (through failure to preserve or protect such right or otherwise). If, after the Effective Time, any such person shall effectively withdraw or lose such right, then each such Dissenting Share held of record or beneficially owned by such person will thereupon be treated as if it had been converted into, at the Effective Time, the right to receive Parent Common Stock, without interest.

         (b) Each person holding of record or beneficially owning Dissenting Shares who becomes entitled, under the provisions of Sections 302A.471 and 302A.473 of the MBCA, to payment of the fair value of such Dissenting Shares shall receive payment therefor (plus interest determined in accordance with Section 302A.473 of the MBCA) from the Surviving Corporation.

         (c) The Company shall give Parent prompt written notice upon receipt by the Company at any time before the Effective Time of any notice of intent to demand the fair value of any shares of Company Common Stock under Section 302A.473 of the MBCA and any withdrawal of any such notice. The Company will not, except with the prior written consent of Parent, negotiate, voluntarily make any payment with respect to, or settle or offer to settle, any such demand at any time before the Effective Time.

         3.3      Company Stock Options and Related Matters.

         (a) Each option (collectively, the "Company Options") granted under the Company's 1990 Incentive and Stock Option Plan (the "1990 Plan"), the 1991 Incentive and Stock Option Plan (the "1991 Plan"), the 1994 Long-Term Incentive and Stock Option Plan (as revised and restated, the "1994 Plan") and the 1996 Directors' Stock Option Plan (the "1996 Plan," and the 1996 Plan together with the 1990 Plan, the 1991 Plan and the 1994 Plan, the "Company Stock Option Plans"), which is outstanding (whether or not then exercisable) as of immediately prior to the Effective Time and which has not been exercised or canceled prior thereto, shall, at the Effective Time, be assumed by Parent, subject to the provisions of this Section 3.3 (the "Assumed Options"). The Assumed Options shall not terminate in connection with the Merger and shall continue to have, and be subject to, the same terms and conditions as set forth in the Company Stock Option Plans and agreements (as in effect immediately prior to the Effective Time) pursuant to which the Company Options were granted, provided that (i) all references to the Company shall be deemed to be references to Parent and all references to shares of Company Common Stock shall be deemed to be references to shares of Parent Common Stock, (ii) each Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock covered by such Company Option immediately prior to the Effective Time multiplied by the Conversion Ratio and rounded down to the nearest whole number of shares of Parent Common Stock and (iii) the exercise price per share of Company Common Stock under such Company Option shall be equal to the exercise price per share of Company Common Stock under the Company Option divided by the Conversion Ratio and rounded up to the nearest cent. Parent shall (A) reserve for issuance the number of shares of Parent Common Stock that will become issuable upon the exercise of such Assumed Options pursuant to this Section 3.3, (B) promptly after the Effective Time issue to each holder of an Company Option a document evidencing the assumption by Parent of the Company's obligations with respect thereto under this Section 3.3, and
(C) as soon as practicable after the Effective Time, but in no event less than ten (10) business days after the Effective Time, use its best efforts to cause to be filed a registration statement or amend an existing registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company Stock Option Plans then in effect and covering the shares of Parent Common Stock issuable upon exercise of the Assumed Options.

         (b) The adjustments provided in this Section 3.3 with respect to any Company Options that are "incentive stock options" as defined in Section 422 of the Code, shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

         (c) The Company's 1997 Employee Stock Purchase Plan, as amended (the "Company Stock Purchase Plan"), shall terminate in accordance with its terms as of the date of the shareholders meeting of the Company, and each participant in the Company Stock Purchase Plan as of such date shall be deemed to have exercised his or her right to purchase under the Company Stock Purchase Plan on such date and shall acquire from the Company (i) such number of whole shares of Company Common Stock as his or her accumulated payroll deductions on such date will purchase at the price specified in the Company Stock Purchase Plan with the entire credit balance in such participant's Stock Purchase Account (as defined in the Company Stock Purchase Plan) (treating the last business day prior to the date of the shareholders meeting of the Company as the date of purchase for all purposes of the Company Stock Purchase Plan) and (ii) cash in the amount of any remaining balance in such participant's account; provided, however, that any participant that has given notice to the Company in accordance with the Company Stock Purchase Plan that such participant requests the distribution of his or her entire credit balance in cash shall receive cash in the amount of the balance in such participant's Stock Purchase Account.

         3.4 Company Warrants. At the Effective Time, Parent shall assume each Company Warrant (as defined in Section 5.3(a)) hereof in accordance with the terms (as in effect as of the date hereof) of such Company Warrant. From and after the Effective Time, (a) each Company Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (b) the number of shares of Parent Common Stock subject to each Company Warrant shall be equal to the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time multiplied by the Conversion Ratio, rounding to the nearest whole share, (c) the per share exercise price under each such Company Warrant shall be equal to the per share exercise price under such Company Warrant divided by the Conversion Ratio, rounding to the nearest cent and (d) any restriction on the exercise of any Company Warrant shall continue in full force and effect and the term, exercisability and other provisions of such Company Warrant shall otherwise remain unchanged. The Company shall take all action that may be necessary (under the Company Warrants and otherwise) to effectuate the provisions of this Section
3.4 and to ensure that, from and after the Effective Time, holders of the Company Warrants have no rights with respect thereto other than those specifically provided therein.


                                   ARTICLE IV

                                PAYMENT OF SHARES

         4.1      Payment for Shares of Company Common Stock.

         (a) At or prior to the Effective Time, Parent shall deposit, or otherwise take all steps necessary to cause to be deposited, with Boston EquiServe (the "Exchange Agent") certificates representing the shares of Parent Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of Parent Common Stock being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 3.1 and paid pursuant to this Article IV in exchange for outstanding shares of Company Common Stock.

         (b) Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing the number of whole shares of Parent Common Stock to which such holder shall be entitled, and (B) a check representing the amount of cash in lieu of fractional shares, if any, plus the amount of any dividends, or distributions, if any, pursuant to paragraph (c) below, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares or on the dividend or distribution, if any, payable to holders of Certificates pursuant to this Section 4.1. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a Certificate representing the proper number of shares of Parent Common Stock, together with a check for the cash to be paid in lieu of fractional shares of Parent Common Stock plus, to the extent applicable, the amount of any dividend or distribution, if any, payable pursuant to paragraph (c) below, may be issued to such a transferee if the Certificate representing shares of such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

         (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions on Parent Common Stock shall be paid with respect to any shares of Company Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein; provided, however, that subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon.

         (d) At and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates for shares of Parent Common Stock and cash in lieu of fractional shares, if any, in accordance with this
Section 4.1.

         (e) No fractional shares of Parent Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of Parent Common Stock pursuant to Section 3.1(b), each holder of Company Common Stock upon surrender of a Certificate for exchange shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the average per share closing price of a share of Parent Common Stock as reported on the AMEX over the five (5) trading days immediately preceding the date of the Closing by (ii) the fraction of a share of Parent Common Stock which such holder would otherwise be entitled to receive under this Section 4.1.

         (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Parent Common Stock) that remains unclaimed by the former shareholders of the Company one year after the Effective Time shall be delivered to the Surviving Corporation. Any former shareholders of the Company who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for payment of their shares of Parent Common Stock and cash in lieu of fractional shares (plus dividends and distributions to the extent set forth in Section 4.1(c), if any), as determined pursuant to this Agreement, without any interest thereon. None of Parent, MergerCo, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or the Surviving Corporation will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and cash in lieu of fractional shares (plus, to the extent applicable, dividends and distributions payable pursuant to Section 4.1(c)).


                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the disclosure letter delivered at or prior to the execution hereof to Parent, which shall refer to the relevant Sections of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and MergerCo as follows:

         5.1 Existence; Good Standing; Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Except as set forth in Section 5.1 of the Company Disclosure Schedule, the Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have a material adverse effect on the current business, results of operations or financial condition of the Company taken as a whole (a "Company Material Adverse Effect"). The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

         5.2 Authorization, Validity and Effect of Agreements. The Company has the requisite power and authority to enter into the Transactions and to execute and deliver this Agreement. The Company Board has approved this Agreement, the Merger and the other Transactions and has resolved to recommend that the holders of Company Common Stock adopt and approve this Agreement at the shareholders' meeting of the Company to be held in accordance with the provisions of Section
7.3. In connection with the foregoing, the Company Board has taken such actions and votes as are necessary on its part to render the provisions of Section 302A.673 of the MBCA and all other applicable takeover statutes inapplicable to this Agreement, the Merger and the other Transactions. Subject only to the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock, the execution by the Company of this Agreement and the consummation of the Transactions have been duly authorized by all requisite corporate action on the part of the Company. As of the date hereof, all of the directors and executive officers of the Company have indicated that they presently intend to vote all shares of Company Common Stock that they own to approve this Agreement and the Transactions at the shareholders' meeting of the Company to be held in accordance with the provisions of Section 8.1. This Agreement, assuming due and valid authorization, execution and delivery thereof by Parent and MergerCo, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         5.3      Capitalization.

         (a) The capital stock of the Company consists of Company Common Stock, series A junior participating preferred stock, par value $.01 per share (the "Company Series A Preferred Stock"), and series B preferred stock, par value $.01 per share, of the Company (the "Company Series B Preferred Stock"). There are 20,000,000 shares of Company Common Stock authorized, and as of the date of this Agreement, (i) 9,859,078 shares of Company Common Stock were issued and outstanding and (ii) 7,035,189 shares of Company Common Stock have been authorized and reserved for issuance, of which 3,213,333 have been reserved for issuance for grant pursuant to the Company Stock Option Plans, subject to adjustment on the terms set forth in the Company Stock Option Plans, 300,000 have been reserved for issuance pursuant to the Company Stock Purchase Plan, 521,856 shares of Company Common Stock were authorized and reserved for issuance upon the exercise of the Company Warrants (as defined herein), and 3,000,000 shares have been reserved for issuance in connection with the conversion of the Series B Preferred Stock into Company Common Stock. There are 200,000 shares of Company Series A Preferred Stock authorized, of which no shares are issued and outstanding as of the date of this Agreement. There are 3,000,000 shares of Company Series B Preferred Stock authorized, of which 1,632,217 shares are issued and outstanding as of the date of this Agreement. There are outstanding options to purchase 1,693,772 shares of Company Common Stock under the Company Stock Option Plans and options to purchase 937,895 shares of Company Common Stock available for grant. As of the date of this Agreement, there are outstanding warrants to purchase 521,856 shares of Company Common Stock (the "Company Warrants").

         (b) As of the date of this Agreement, the Company had no shares of Company Common Stock reserved for issuance other than as described above. All such issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter. Except for the Company Options (all of which have been issued under the Company Stock Option Plans), the Company Stock Purchase Plan and the Company Warrants, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company to issue, transfer or sell any shares of capital stock of the Company. Section 5.3(b) of the Company Disclosure Schedule sets forth a full list of the Company Options, including the name of the person to whom such Company Options have been granted, the number of shares subject to each Company Option, the per share exercise price for each Company Option and the vesting schedule for each Company Option. At the Effective Time, pursuant to the Company Stock Option Plans, the Company Options will be fully vested and immediately exercisable.

         (c) Except as set forth in Section 5.3(c) of the Company Disclosure Schedule, there are no agreements or understandings to which the Company is a party with respect to the voting of any shares of capital stock of the Company or which restrict the transfer of any such shares, nor does the Company have knowledge of any third party agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares. Except as set forth in Section 5.3(c) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of the Company. Except as set forth in Section 5.3(c) of the Company Disclosure Schedule, the Company is not under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of its securities under the Securities Act.

         5.4 Subsidiaries. The Company has no subsidiaries.

         5.5 Other Interests. Except as set forth in Section 5.5 of the Company Disclosure Schedule, the Company does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business, trust or other entity (other than investments in short-term investment securities).

         5.6 No Violation; Consents. Except as set forth in Section 5.6 of the Company Disclosure Schedule, neither the execution and delivery by the Company of this Agreement nor consummation by the Company of the Transactions in accordance with the terms hereof, will conflict with or result in a breach of any provisions of the Company Charter or the Company Bylaws or the Company Rights Agreement (as defined in Section 5.26). Except as set forth in
Section 5.6 of the Company Disclosure Schedule, the execution and delivery by the Company of this Agreement and consummation by the Company of the Transactions in accordance with the terms hereof will not violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance ("Lien") upon any of the properties of the Company under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of
(a) any note, bond, mortgage, indenture or deed of trust or (b) any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company is a party, or by which the Company or any of its properties is bound, except as otherwise would not have a Company Material Adverse Effect. Other than the filings provided for in Article I of this Agreement, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act or applicable state securities and "Blue Sky" laws (collectively, the "Regulatory Filings"), the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and consummation of the Transactions does not, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a Company Material Adverse Effect.

         5.7 SEC Documents. The Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since July 1, 1997 (collectively, the "Company SEC Reports"), all of which were prepared in all material respects in accordance with the applicable requirements of the Exchange Act, the Securities Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the Company SEC Reports (a) complied as to form in all material respects with the applicable requirements of the Securities Laws and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in clause (b) of the preceding sentence does not apply to any misstatement or omission in any Company SEC Report filed prior to the date of this Agreement which was superseded by and corrected in a subsequent Company SEC Report filed prior to the date of this Agreement. Each of the consolidated balance sheets of the Company included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company as of its date and each of the consolidated statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, retained earnings or cash flows, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act.

         5.8 Litigation. Except as set forth in Section 5.8 of the Company Disclosure Schedule, there is no litigation, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company, as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, individually or in the aggregate with all such other litigation, suits, actions or proceedings, would (a) have a Company Material Adverse Effect, (b) materially and adversely affect the Company's ability to perform its obligations under this Agreement or (c) prevent the consummation of any of the Transactions.

         5.9 Absence of Certain Changes. Except as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement, the Company has conducted its business only in the ordinary course of business, and there has not been: (a) as of the date hereof, any declaration, setting aside or payment of any dividend or other distribution with respect to Company Common Stock; (b) any material commitment, contractual obligation (including, without limitation, any management or franchise agreement, any lease (capital or otherwise) or any letter of intent), borrowing, liability, guaranty, capital expenditure or transaction (each, a "Commitment") entered into by the Company outside of the ordinary course of business except for Commitments for expenses of attorneys, accountants and investment bankers incurred in connection with the Transactions; or (c) any material change in the Company's accounting principles, practices or methods.

         5.10 Taxes.

         (a) The Company has timely filed all Tax Returns (as defined herein) required to be filed by it (after giving effect to any filing extension granted by a Governmental Entity (as defined in Section 5.15)), and all such Tax Returns were correct and complete in all respects, except where a failure to file a Tax Return or the failure of any Tax Return to be correct and complete would not have a Company Material Adverse Effect. The Company has paid all Taxes (as defined herein) required to be paid, collected or withheld, except for Taxes for which adequate reserves in the financial statements contained in the Company's most recent Quarterly Report on Form 10-Q have been established in accordance with United States GAAP and except where the failure to pay such Taxes would not have a Company Material Adverse Effect. Except as set forth in Section 5.10(a) of the Company Disclosure Schedule, the most recent audited financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 reflect an adequate reserve for all material Taxes payable by the Company for all taxable periods and portions thereof through the date of such financial statements in accordance with GAAP. Except as set forth in
Section 5.10(a) of the Company Disclosure Schedule, no deficiencies for any Taxes have been proposed, asserted or assessed against the Company, and no requests for waivers of the time to assess any such Taxes are pending or in effect. The Company is not currently the beneficiary of any extension of time within which to file any material Tax Return or within which to pay any material amounts of Taxes. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Section 5.10(a) of the Company Disclosure Schedule lists all (i) Tax sharing agreements and (ii) all liens for material amounts of Taxes on the assets of the Company except for statutory liens for current Taxes yet due and payable.

         (b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

         (c) No director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of any of the Company either (i) claimed or raised by any authority in writing or (ii) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company has knowledge based upon personal contact with any agent of such authority. Section 5.10(c) of the Company Disclosure Schedule lists all federal, state, local and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1995, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Parent correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since December 31, 1995.

         (d) The Company has not filed a consent under Section 341(f) of the Code, concerning collapsible corporations. Except as set forth in Section 5.10(c) of the Company Disclosure Schedule, the Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any person (other than Taxes of the Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

         (e) For purposes of this Agreement, "Taxes" means all federal, state, local and foreign income, property, sales, franchise, employment, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with any interest, penalties or additions to Tax with respect thereto.

         (f) For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

         5.11 Books and Records.

         (a) The books of account and other financial records of the Company are true, complete and correct in all material respects, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Company SEC Reports.

         (b) The minute books and other records of the Company have been made available to Parent, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the shareholders and directors and any committees of the Company Board.

         5.12 Real Property.

         (a) The Company does not own a fee interest in any real property.

         (b) Section 5.12(b) of the Company Disclosure Schedule contains a list of all leases, subleases and other occupancy agreements, including all amendments, extensions and other modifications (the "Leases") for real property (the "Leased Real Property") to which the Company is the "tenant," "subtenant" or other lessee party. The Company has a good and valid leasehold interest in and to all of the Leased Real Property, subject to no Liens, encroachments, encumbrances or other defects in title, except as described in Section 5.12(b) of the Company Disclosure Schedule and except for such Liens, encroachments, encumbrances or other defects in title which could not individually or in the aggregate have a Material Adverse Effect. Each Lease is in full force and effect and is enforceable in accordance with its terms. There exists no material default or condition which, with the giving of notice, the passage of time or both, could become a material default of the Company under any Lease. The Company has previously delivered to Parent true and complete copies of all the Leases. Except as described in Section 5.12(b) of the Company Disclosure Schedule, no consent, waiver, approval or authorization is required from the landlord under any Lease as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

         (c) The Leased Real Property constitutes all of the real property owned, leased, occupied or used by the Company in connection with the business of the Company. Except as set forth in Section 5.12(c) of the Company Disclosure Schedule, other than the Company, there are no parties in possession or parties having any current or future right to occupy any of the Leased Real Property during the term of any Lease regarding such Leased Real Property. The Leased Real Property is sufficient and appropriate for the conduct of the business of the Company as it is currently conducted or as it is currently proposed to be conducted. To the knowledge of the Company (i) the Leased Real Property conforms in all material respects to all applicable building, zoning and other laws, ordinances, rules and regulations, (ii) all Licenses and other approvals necessary to the current occupancy and use of the Leased Real Property have been obtained, are in full force and effect and have not been violated, and (iii) there exists no violation of any covenant, condition, restriction, easement, agreement or order affecting any portion of the Leased Real Property which individually or in the aggregate could cause a Material Adverse Effect. To the knowledge of the Company, there is no pending or threatened condemnation proceeding affecting any portion of the Leased Real Property.

         5.13 Intellectual Property.

         (a) Ownership of Intellectual Property Assets. Except as set forth in
Section 5.13(a) of the Company Disclosure Schedule, the Company is the exclusive owner of, and has good, valid and marketable title to all of the Intellectual Property Assets (as defined herein) free and clear of all mortgages, pledges, charges, liens, equities, security interests or other encumbrances or agreements, and has the right to use without payment to a third party all of the Intellectual Property Assets used in the business or otherwise necessary for the sale and distribution of the Products. No claim is pending or, to the Company's best knowledge, threatened against the Company and/or its officers, employees and consultants to the effect that the Company's right, title and interest in and to the Intellectual Property Assets is invalid or unenforceable by the Company, nor is the Company aware of any information which would adversely affect the validity or enforceability of any of the Patents (as defined herein), Marks (as defined herein) or Copyrights (as defined herein) of the Intellectual Property Assets. All former and current employees, consultants and contractors of the Company have executed written instruments with the Company that assign to the Company all rights to any inventions, improvements, discoveries, writings or information relating to the business of the Company. No employee of the Company has entered into any agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign or disclose information concerning his work to anyone other than the Company.

         (b) Patents. Section 5.13(b) of the Company Disclosure Schedule sets forth a complete and accurate list and summary description of all Patents used in the business or otherwise necessary for the sale and distribution of the Products. All of the issued Patents are currently in compliance with formal legal requirements (including without limitation payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the date of the Closing. In each case where a Patent is held by the Company by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and all other jurisdictions of registration. No Patent has been or is now involved in any interference, reissue, re-examination or opposition proceeding. To the Company's knowledge, there is no potentially interfering patent or patent application of any third party. All products made, used or sold under the Patents have been marked with the proper patent notice.

         (c) Trademarks. Section 5.13(c) of the Company Disclosure Schedule sets forth a complete and accurate list and summary description of all Marks used in the business or otherwise necessary for the sale and distribution of the Products. All Marks that have been registered with the United States Patent and Trademark Office and/or any other jurisdiction are currently in compliance with formal legal requirements (including without limitation the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the date of the Closing. In each case where a Mark is held by the Company by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and all other jurisdictions of registration. No Mark has been or is now involved in any opposition, invalidation or cancellation proceeding and, to the Company's knowledge, no such action is threatened with respect to any of the Marks. All products and materials containing a Mark bear the proper notice where permitted by law.

         (d) Copyrights. The Company does not have any Copyrights registered with the United States Copyright Office.

         (e) Trade Secrets. The Company has taken all reasonable security measures (including, without limitation, entering into appropriate confidentiality and nondisclosure agreements with all officers, directors, employees and consultants of the Company and any other persons with access to the Trade Secrets (as defined herein)) to protect the secrecy, confidentiality and value of all Trade Secrets used in the business or otherwise necessary for the sale and distribution of the Products. To the knowledge of the Company, there has not been any breach by any party to any such confidentiality or non-disclosure agreement. Except as set forth in Section 5.13(e) of the Company Disclosure Schedule, the Trade Secrets have not been disclosed by the Company to any person or entity other than employees or contractors of the Company who had a need to know and use the Trade Secrets in the course of their employment or contract performance. The Company has the right to use, free and clear of claims of third parties, all Trade Secrets. To the knowledge of the Company, no third party has asserted that the use by the Company of any Trade Secret violates the rights of any third party.

         (f) Intentionally Omitted.

         (g) Exclusivity of Rights. Except as set forth in Section 5.13(g) of the Company Disclosure Schedule, the Company has the exclusive right to use, license, distribute, transfer and bring infringement actions with respect to the Intellectual Property Assets used in the business or otherwise necessary for the sale and distribution of the Products. Except as set forth in Section 5.13(g) of the Company Disclosure Schedule, the Company (i) has not licensed or granted to anyone rights of any nature to use any of its Intellectual Property Assets; and
(ii) is not obligated to and does not pay royalties or other fees to anyone for the Company's ownership, use, license or transfer of any of its Intellectual Property Assets.

         (h) Licenses Received. All licenses or other agreements under which the Company is granted rights by others in Intellectual Property Assets are listed in Section 5.13(h) of the Company Disclosure Schedule. Except as set forth in
Section 5.13(h) of the Company Disclosure Schedule, all such licenses or other agreements are in full force and effect, to the knowledge of the Company there is no material default by any party thereto, and, all of the rights of the Company thereunder are freely assignable. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to the Buyer, and to the knowledge of the Company, the licensors under the licenses and other agreements under which the Company is granted rights have all requisite power and authority to grant the rights purported to be conferred thereby.

         (i) Licenses Granted. All licenses or other agreements under which the Company has granted rights to others in Intellectual Property Assets are listed in Section 5.13(i) of the Company Disclosure Schedule. Except as set forth thereon, all such licenses or other agreements are in full force and effect, and to the knowledge of the Company there is no material default by any party thereto. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to the Buyer.

         (j) Affirmative Obligations. The Company has no obligation to any other person to maintain, modify, improve or upgrade the Products.

         (k) Sufficiency. Except as set forth in Section 5.13(k) of the Company Disclosure Schedule, the Intellectual Property Assets constitute all of the assets of the Company used in designing, creating and developing the Products, and are all those necessary for the operation of the Company's business as currently conducted and planned to be conducted.

         (l) Infringement. None of the Products developed, manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent, trademark, service mark, trade name, copyright or other proprietary right or is a derivative work based on the work of any other person.

         (m) Adequacy of Technical Documentation. Except as set forth in Section 5.13(m) of the Company Disclosure Schedule, the Technical Documentation (as defined herein) includes all flowcharts, source code, system documentation, formulae, specifications, statements of principles of operations, and schematics for all Products, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and useable by a reasonably skilled person in the field.

         (n) Nondisclosure Contracts. Each of the Nondisclosure Contracts (as defined herein) is a valid and binding obligation of Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally.

         (o) Intentionally Omitted.

         (p) Definitions. For purposes of this Agreement,

              (i) "Intellectual Property Assets" means:

                   (A) the Products;

                   (B) all patents, patent applications, patent rights, and inventions and discoveries and invention disclosures (whether or not patented) (collectively, "Patents");

                   (C) the name "LifeGuide," all trade names, trade dress, logos, packaging design, slogans, Internet domain names, registered and unregistered trademarks and service marks and applications (collectively, "Marks");

                   (D) all copyrights in both published and unpublished works, including without limitation all compilations, databases and computer programs, and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above (collectively, "Copyrights");

                   (E) all know-how, trade secrets, confidential or proprietary information, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, prototypes, techniques, beta testing procedures and beta testing results (collectively, "Trade Secrets");

                   (F) all goodwill, franchises, licenses, permits, consents, approvals, technical information, telephone numbers and claims of infringement against third parties (the "Rights"); and

                   (G) all customer lists and telephone numbers, business strategies, outside analyst's plans and reports, outlooks, forecasts and other similar documents.

              (ii) "Products" means those glucose monitoring devices developed by the Company. A complete list of the Products owned by the Company is provided in Section 5.13(p)(ii) of the Company Disclosure Schedule.

              (iii) "Nondisclosure Contracts" means all nondisclosure and/or confidentiality agreements entered into between the Company and persons in connection with disclosures by the Company relating to the Products and the Intellectual Property Assets. A complete list of all Nondisclosure Contracts is provided in Section 5.13(p)(iii) of the Company Disclosure Schedule.

         5.14 Environmental Matters.

         (a) The Company is in compliance with all Environmental Laws (as defined herein), except for any noncompliance that, either singly or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 5.14 of the Company Disclosure Schedule, there is no administrative or judicial enforcement proceeding pending, or to the knowledge of the Company threatened, against the Company under any Environmental Law. Except as set forth in Section 5.14 of the Company Disclosure Schedule, the Company or, to the knowledge of the Company, any legal predecessor of the Company, has not received any written notice that it is potentially responsible under any Environmental Law for response costs or natural resource damages, as those terms are defined under the Environmental Laws, at any location and the Company has not transported or disposed of, or allowed or arranged for any third party to transport or dispose of, any waste containing Hazardous Materials (as defined herein) at any location included on the National Priorities List, as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, or any location proposed for inclusion on that list or at any location on any analogous state list. Except as set forth in Section 5.14 of the Company Disclosure Schedule, (i) the Company has no knowledge of any release on the real property owned or leased by the Company or predecessor entity of Hazardous Materials in a manner that could result in an order to perform a response action or in material liability under the Environmental Laws, and (ii) to the Company's knowledge, there is no hazardous waste treatment, storage or disposal facility, underground storage tank, landfill, surface impoundment, underground injection well, friable asbestos or PCB's, as those terms are defined under the Environmental Laws, located at any of the real property owned or leased by the Company or predecessor entity or facilities utilized by the Company.

         (b) Definitions.   As used in this Section 5.14, (i) "Environmental
Laws" shall mean all federal, state and local laws, rules, regulations, ordinances and orders that purport to regulate the release of hazardous substances or other materials into the environment, or impose requirements relating to environmental protection; and (ii) "Hazardous Materials" means any "hazardous waste" as defined in either the United States Resource Conservation and Recovery Act or regulations adopted pursuant to said act, any "hazardous substances" or "hazardous materials" as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act and, to the extent not included in the foregoing, any medical waste, oil or fractions thereof, pollutants or contaminants.

         5.15 Compliance with Applicable Law. Except as set forth in Section
5.15 of the Company Disclosure Schedule or where the failure would not have a Company Material Adverse Effect, (a) the Company holds, and is in compliance with the terms of, all permits, licenses, exemptions, orders and approvals of all Governmental Entities necessary for the current conduct of its business ("Company Permits"), (b) no fact exists or event has occurred, and no action or proceeding is pending or, to the Company's knowledge, threatened, that has a reasonable possibility of resulting in a revocation, nonrenewal, termination, suspension or other impairment of any Company Permits, (c) the business of the Company is not being conducted in violation of any applicable law, ordinance, regulation, judgment, decree or order of any Governmental Entity, and (d) to the knowledge of the Company, (i) no investigation or review by any Governmental Entity with respect to the Company is pending or threatened or has been undertaken within the past five (5) years, and (ii) no Governmental Entity has indicated an intention to conduct the same. For purposes of this Agreement, "Governmental Entity" means any state or federal government or governmental authority or any United States or state court of competent jurisdiction.

         5.16 Material Contracts. Section 5.16 of the Company Disclosure Schedule contains a true, complete and correct list of all Material Contracts (as defined herein) of the Company, complete and correct copies of which have been provided to Parent. Except as set forth in Section 5.16 of the Company Disclosure Schedule, all of the Material Contracts are valid, binding and in full force and effect, and the Company is not in default (nor has any event occurred that with notice or lapse of time or both would become a default) of any of its material obligations under any of the Material Contracts. Except as set forth in Section 5.16 of the Company Disclosure Schedule, to the knowledge of the Company no contracting party to any Material Contract (other than the Company) is in default (nor has any event occurred that with notice or lapse of time or both would become a default) of any of its material obligations under any of the Material Contracts. Except as set forth in Section 5.16 of the Company Disclosure Schedule, no contracting party to any Material Contract has notified (whether orally or in writing) the Company of its intention to terminate, cancel or modify such Material

Contract or otherwise to reduce or change its activity thereunder so as to affect adversely the benefits derived, or currently expected to be derived, by the Company under such Material Contract. For purposes of this Agreement, "Material Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature (each, a "Contract") to which the Company is a party or by which the Company or any of its properties or assets is bound:

         (a) relating to the acquisition, transfer, development, or sharing of any Company Intellectual Property (except for any Contract pursuant to which any Company Intellectual Property is licensed to the Company under any third party software license generally available to the public;

         (b) that provides for indemnification by the Company of any officer, director, employee or agent of the Company;

         (c) imposing any restriction on the right or ability of the Company (i) to compete with any other person, (ii) to acquire any product or other asset or any services from any other person, or (iii) to develop, sell, supply, distribute, offer, support, service any product or any technology or other asset to or for any other person;

         (d) containing any standstill or similar provisions;

         (e) (i) to which any Governmental Entity is a party or under which any Governmental Entity has any rights or obligations, or (ii) directly or indirectly benefitting any Governmental Entity;

         (f) requiring that the Company give any notice or provide any information to any person prior to considering or accepting any proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction (as defined herein);

         (g) that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 annually, or contemplates or involves the performance of services having a value in excess of $25,000 annually;

         (h) that is or would be required to be filed as an exhibit to an annual report on Form 10-K pursuant to Item 601 of Regulation S-K of the SEC; and

         (i) that has had or could be reasonably expected to have a Company Material Adverse Effect.

         5.17 Regulatory Matters.

         (a) Intentionally omitted.

         (b) Intentionally omitted.

         (c) All nonclinical laboratory studies of Products have been and are being conducted in compliance with all applicable federal, state, local and foreign laws, rules and regulations (including without limitation, any reporting requirements thereof) and with accepted standards of good laboratory practice. All clinical trials of pharmaceutical products have been and are being conducted in compliance with all applicable federal, state, local and foreign laws, rules and regulations (including, without limitation, any reporting requirements thereof) and with accepted standards of good clinical practice.

         (d) The Company has provided Parent with copies of any and all notice of inspectional observations, establishment inspection reports and any other documents received from Regulatory Entities, that indicate or suggest lack of compliance with the regulatory requirements of Regulatory Entities. The Company has made available to Parent for review all correspondence to or from all Regulatory Entities, minutes of meetings, written reports of phone conversations, visits or other contact with Regulatory Entities, notices of inspectional observations, establishment inspection reports, and all other documents concerning communications to or from Regulatory Entities, or prepared by or which bear in any way on the Company's compliance with regulatory requirements of Regulatory Entities, or on the likelihood of timing of approval of any Products.

         (e) Neither the Company nor, any of its officers, employees or agents has committed any act, made any statement, or failed to make any statement, that would be reasonably expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto.

         (f) The Company has not been convicted of any crime or engaged in any conduct that could result in debarment under 21 U.S.C. Section 335a or any similar state law or regulation.

         (g) There are no proceedings pending with respect to a violation by the Company of the Food, Drug and Cosmetic Act, FDA regulations adopted thereunder, the Controlled Substance Act or any other legislation or regulation promulgated by any other United States federal or state Governmental Entity that reasonably might be expected to result in criminal liability.

         5.18 Employee Benefit Programs.

         (a) Section 5.18 of the Company Disclosure Schedule sets forth a list of every Employee Program that has been maintained by the Company or an Affiliate at any time during the five-year period ending on the Closing Date.

         (b) Each Employee Program which has ever been maintained by the Company or an Affiliate and which has been intended to qualify under Section 401(a) or

501(c)(9) of the Code has received a favorable determination or approval letter from the Internal Revenue Service ("IRS") regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Program through and including the Closing Date (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any Employee Program to lose its qualification or otherwise fail to satisfy the relevant requirements to provide tax-favored benefits under the applicable Code Section (including without limitation Code Sections 105, 125, 401(a) and 501(c)(9)). Each asset held under any such Employee Program may be liquidated or terminated without the imposition of any redemption fee, surrender charge or comparable liability. No partial termination (within the meaning of Section 411(d)(3) of the Code) has occurred with respect to any Employee Program.

         (c) Neither the Company nor any Affiliate knows, nor should any of them reasonably know, of any failure of any party to comply with any laws applicable with respect to the Employee Programs that have ever been maintained by the Company or any Affiliate. With respect to any Employee Program ever maintained by the Company or any Affiliate, there has been no (i) "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Code Section 4975, (ii) failure to comply with any provision of ERISA, other applicable law, or any agreement, or (iii) non-deductible contribution, which, in the case of any of (i), (ii), or (iii), could subject the Company or any Affiliate to liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program. All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs ever maintained by the Company or any Affiliate, for all periods prior to the Closing Date, either have been made or have been accrued (and all such unpaid but accrued amounts are described in Section 5.18 of the Company Disclosure Schedule.

         (d) Neither the Company nor any Affiliate has ever maintained an Employee Program subject to Title IV of ERISA. Neither the Company nor any Affiliate has ever contributed to or been obligated to contribute to a Multiemployer Plan and neither the Company nor any Affiliate has ever had any collectively bargained employees. Except as set forth in Section 5.18 of the Company Disclosure Schedule, none of the Employee Programs ever maintained by the Company or any Affiliate has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA) or has ever promised to provide such post-termination benefits.

         (e) With respect to each Employee Program maintained by the Company within the five (5) years preceding the Closing Date, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to Parent or its representatives: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401(a) or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS;
(iii) the five (5) most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy or fidelity bond) related to such Employee Program; (vi) any registration statement or other filing made pursuant to any federal or state securities law and (vii) all correspondence to and from any state or federal agency within the last five (5) years with respect to such Employee Program.

         (f) Each Employee Program required to be listed in Section 5.18 of the Company Disclosure Schedule may be amended, terminated, or otherwise modified by the Company to the greatest extent permitted by applicable law, including the elimination of any and all future benefit accruals under any Employee Program and no employee communications or provision of any Employee Program document has failed to effectively reserve the right of the Company or the Affiliate to so amend, terminate or otherwise modify such Employee Program.

         (g) Each Employee Program ever maintained by the Company (including each non-qualified deferred compensation arrangement) has been maintained in material compliance with all applicable requirements of federal and state securities laws including (without limitation, if applicable) the requirements that the offering of interests in such Employee Program be registered under the Securities Act and/or state "Blue Sky" laws.

         (h) Each Employee Program ever maintained by the Company or an Affiliate has complied with the applicable notification and other applicable requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, Health Insurance Portability and Accountability Act of 1996, the Newborns' and Mothers' Health Protection Act of 1996, the Mental Health Parity Act of 1996, and the Women's Health and Cancer Rights Act of 1998.

         (i) For purposes of this section:

              (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; (B) all stock option plans, stock purchase plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements (including any informal arrangements) not described in (A) above, including without limitation, any arrangement intended to comply with Code
    Section 120, 125, 127, 129 or 137; and (C) all plans or arrangements providing compensation to employee and non-employee directors. In the case of an Employee Program funded through a trust described in Code Section 401(a) or an organization described in Code Section 501(c)(9), or any other funding vehicle, each reference to such Employee Program shall include a reference to such trust, organization or other vehicle.

              (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides benefits under or through such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under or through such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

              (iii) An entity is an "Affiliate" of the Company if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C).

              (iv) "Multiemployer Plan" means an employee pension or welfare benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

         5.19 Labor Relations and Employment.

         (a) Except as set forth in Section 5.19 of the Company Disclosure Schedule, (i) there is no labor strike, picketing of any nature, material labor dispute, slowdown or any other concerted interference with normal operations, stoppage or lockout pending or to the knowledge of the Company, threatened against or affecting the Company, (ii) there are no union claims or demands to represent the employees of the Company or Contingent Workers (as defined in Section 5.19(c)), the Company has no collective bargaining obligations with respect to any of its employees or Contingent Workers, and there are no current union organizing activities among the employees of the Company or Contingent Workers, (iii) the Company is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association, applicable to employees of the Company, and (iv) with respect to bargaining obligations disclosed in Section 5.19 of the Company Disclosure Schedule, the Company has bargained and continues to bargain in good faith.

         (b) The Company employs a total of approximately 30 full-time employees and 2 part-time employees. The Company does not employ a total of 100 or more employees (excluding employees who work less than 20 hours per week or who have worked for the Company less than six of the last twelve months) and will not have employed 100 or more employees at any point during the 90 days prior to and including the Closing Date. The Company is in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours, except where the failure to be in such compliance would not individually or in the aggregate result in a Company Material Adverse Effect. The Company is not delinquent in any payments to any of its employees or Contingent Workers for any wages, salaries, commissions, bonuses, fees or other direct compensation due with respect to any services performed for it to the date hereof or amounts required to be reimbursed to such employees or Contingent Workers. There are no grievances, complaints or charges with respect to employment or labor matters (including, without limitation, charges of employment discrimination, retaliation or unfair labor practices) pending or threatened in any judicial, regulatory or administrative forum, or under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement). None of the Company's employment policies or practices is currently being audited or investigated, or to the Company's knowledge subject to imminent audit or investigation, by any federal, state or local government agency. The Company is not subject to any consent decree, court order or settlement in respect of any labor or employment matters. No arbitration or similar proceeding with respect to employment matters is pending or threatened and, to the knowledge of the Company, no claim therefor has been asserted. Except as set forth in Section 5.19 of the Company Disclosure Schedule, the Company does not have any policy, plan or program of paying severance pay or any form of severance compensation in connection with the termination of the Company's employees. The Company is, and at all time since November 6, 1986 has been, in compliance with the requirements of the Immigration Reform Control Act of 1986.

         (c) Except as set forth in Section 5.19 of the Company Disclosure Schedule, the Company does not employ or use any independent contractors, temporary employees, leased employees or any other servants or agents compensated other than through reportable wages paid by the Company (collectively, "Contingent Workers"). To the extent that the Company employs or uses Contingent Workers, it has properly classified and treated them in accordance with applicable laws and for purposes of all benefit plans and perquisites.

         5.20 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company shareholders' meeting is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and consummate this Agreement, the Merger and the other transactions contemplated by this Agreement.

         5.21 No Brokers. The Company has not entered into any contract, arrangement or understanding with any person or firm that may result in the obligation of such entity or Parent to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Transactions, except that the Company has retained U.S. Bancorp Piper Jaffray Inc. ("Piper Jaffray") as its financial advisor in connection with the Transactions. Other than the foregoing arrangements and those referred to in Section 6.6 hereof, the Company is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Transactions.

         5.22 Opinion of Financial Advisor. The Company has received the opinion of Piper Jaffray to the effect that, as of the date hereof, the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view.

         5.23 Insurance. The Company is covered by insurance in scope and amount customary and reasonable for the business in which it is engaged. The Company is not in material breach or default (including with respect to the payment of premiums or the giving of notices) under any insurance policy to which it is a party, and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default by the Company or would permit termination, modification or acceleration, under such policies; and the Company has not received any notice from the insurer disclaiming coverage or reserving rights with respect to any material claim or any such policy in general.

         5.24 Intentionally Omitted.

         5.25 Reorganization. As of the date of this Agreement, the Company has no reason to believe that the Merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

         5.26 Company Rights Agreement. The Company Rights Agreement, dated as of November 26, 1996, as amended (the "Company Rights Agreement"), has been amended to provide that the execution, delivery and performance of this Agreement and the Voting Agreement and the consummation of the Merger will not cause any change, effect or result under the Company Rights Agreement, which is adverse to the interests of Parent or any of its affiliates, including without limitation, causing Parent or any of its affiliates to become an "Acquiring Person" (as defined therein) under the Company Rights Agreement. Without limiting the generality of the foregoing, the Company represents that it has taken all necessary actions to (a) render the Company Rights Agreement, dated as of November 26, 1996, as amended (the "Company Rights Agreement"), inapplicable to the Merger and the other transactions contemplated by this Agreement, including the Voting Agreement, (b) ensure that (i) neither Parent nor MergerCo, nor any of their affiliates shall be deemed to have become an Acquiring Person (as such term is defined in the Company's Rights Agreement) pursuant to the Company Rights Agreement by virtue of the execution of this Agreement, the Voting Agreement, the consummation of the Merger or the consummation of the other transactions contemplated hereby and (ii) a Distribution Date (as such term is defined in the Company Rights Agreement) or similar event does not occur by reason of the execution of this Agreement and the Voting Agreement, the consummation of the Merger, or the consummation of the other transactions contemplated hereby and (c) provide that the Final Expiration Date (as defined in the Company Rights Agreement) shall be immediately prior to the Effective Time.

         5.27 Ownership of Parent Common Stock; Affiliates and Associates. As of the date hereof, neither the Company nor any of its affiliates or associates (as such terms are defined under the Exchange Act) (a) beneficially owns, directly or indirectly, or (b) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of Parent.

         5.28 Compliance with the Hart-Scott-Rodino Act. No person or entity, directly or indirectly through fiduciaries, agents, controlled entities or other means, holds fifty percent (50%) or more of the outstanding voting securities of, or has the contractual right to designate fifty percent (50%) or more of the directors of, the Company. In addition, the Company (a) does not produce and derive annual sales or revenues in excess of $10,000,000 from products within industries 2000-3999 as coded in the Standard Industrial Classification Manual (1972 edition) published by the Executive Office of the President of the United States, Office of Management and Budget; and (b) has less than $10,000,000 in total assets, as stated on the last regularly prepared balance sheet of the Company at the time of Closing.

         5.29 No Contracts with Affiliates. Except as disclosed in Section 5.29 of the Company Disclosure Schedule, the Company has not entered into any agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy or legally binding commitment or undertaking of any nature with any of its officers, directors or shareholders, except pursuant to the Stock Option Plans and employment agreements, consulting agreements or Company Warrants in each case as set forth in Section 5.29 of the Company Disclosure Schedule.

         5.30 No Control Share Acquisition. Assuming that the only shares of Company Common Stock which may be deemed to be owned (beneficially or of record) by Parent are shares subject to the Voting Agreement, the execution, delivery and performance of this Agreement, the Voting Agreement and the consummation of the Transactions will not violate or conflict with, and are exempt from, any provisions of Section 302A.671 of the MBCA.


                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Except as set forth in the disclosure letter delivered at or prior to the execution hereof to the Company, which shall refer to the relevant Sections of this Agreement (the "Parent Disclosure Schedule"), each of Parent and MergerCo represents and warrants to the Company as follows:

         6.1 Existence; Good Standing; Authority. Each of Parent and MergerCo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and MergerCo is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have a material adverse effect on the current business, results of operations or financial condition of Parent and the subsidiaries of the Parent (the "Parent Subsidiaries") taken as a whole (a "Parent Material Adverse Effect"). Each of Parent and MergerCo has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

         6.2 Authorization, Validity and Effect of Agreements. Each of Parent and MergerCo has the requisite power and authority to enter into the Transactions and to execute and deliver this Agreement. The Board of Directors of Parent (the "Parent Board") has approved this Agreement, the Merger and the other Transactions. The Board of Directors of MergerCo and the stockholder of MergerCo have approved this Agreement and the Transactions. In connection with the foregoing, the Parent Board has taken such actions and votes as are necessary on its part to render the provisions of Section 203 of the DGCL and all other applicable takeover statutes inapplicable to this Agreement, the Merger and the other Transactions. The execution by Parent and MergerCo of this Agreement and the consummation of the Transactions have been duly authorized by all requisite corporate action on the part of Parent and MergerCo. This Agreement, assuming due and valid authorization, execution and delivery thereof by the Company, constitutes a valid and legally binding obligation of Parent and MergerCo, enforceable against Parent and MergerCo in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         6.3 Capitalization.

         (a) The capital stock of Parent consists of Parent Common Stock. There are 40,000,000 shares of Parent Common Stock authorized, and as of the date of this Agreement, (i) 25,087,976 shares of Parent Common Stock were issued and outstanding and (ii) 2,337,727 shares of Parent Common Stock have been authorized and reserved for issuance, of which 750,000 have been reserved for issuance for grant pursuant to Parent's Amended and Restated 2000 Stock Option and Grant Plan (the "Parent Stock Option Plan") subject to adjustment on the terms set forth in the Parent Stock Option Plan, 850,000 have been reserved for issuance pursuant to the Parent's Employee Stock Purchase Plan and 737,727 shares of Parent Common Stock were authorized and reserved for issuance upon the exercise of the Parent Warrants (as defined herein). There are no outstanding options to purchase shares of Parent Common Stock under the Parent Stock Option Plan and options to purchase 750,000 shares of Parent Common Stock available for grant. As of the date of this Agreement, there are outstanding warrants to purchase 737,727 shares of Parent Common Stock (the "Parent Warrants"). As of the date of this Agreement, 743,678 shares of Parent Common Stock and no shares of Parent Preferred Stock were held in the treasury of Parent.

         (b) As of the date of this Agreement, Parent had no shares of Parent Common Stock reserved for issuance other than as described above. The authorized capital stock of MergerCo consists of 1,000 shares of MergerCo Common Stock, of which 100 shares were outstanding as of the date of this Agreement and held by Parent. MergerCo is a direct wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the Transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby. All such issued and outstanding shares of capital stock of Parent are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Parent has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter. Except for the Parent Options (all of which have been issued under the Parent Stock Option Plan) and Parent Warrants, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments that obligate Parent to issue, transfer or sell any shares of capital stock of Parent.

         (c) There are no agreements or understandings to which Parent or any Material Parent Subsidiary is a party with respect to the voting of any shares of capital stock of Parent or that restrict the transfer of any such shares, nor does Parent have knowledge of any third party agreements or understandings with respect to the voting of any such shares or that restrict the transfer of any such shares. There are no outstanding contractual obligations of Parent or any Material Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of Parent or any Material Parent Subsidiary. Except as set forth in Section 6.3(c) of the Parent Disclosure Schedule, neither Parent nor any Material Parent Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of their securities under the Securities Act.

         6.4 No Violation; Consents. Except as set forth in Section 6.4 of the Parent Disclosure Schedule, neither the execution and delivery by Parent of this Agreement nor consummation by Parent of the Transactions in accordance with the terms hereof, will conflict with or result in a breach of any provisions of the Parent Certificate or the Parent Bylaws. Except as set forth in Section 6.4 of the Parent Disclosure Schedule, the execution and delivery by Parent of this Agreement and consummation by Parent of the Transactions in accordance with the terms hereof will not violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Parent or the Material Parent Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of (a) any note, bond, mortgage, indenture or deed of trust or (b) any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Parent or any of the Parent Subsidiaries is a party, or by which Parent or any of the Material Parent Subsidiaries or any of their properties is bound, except as otherwise would not have a Parent Material Adverse Effect. Other than the Regulatory Filings, and based upon the accuracy of the Company's representation and warranty contained in Section 5.28 hereof, the execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent and consummation of the

Transactions does not, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a Parent Material Adverse Effect.

         6.5 SEC Documents. Parent has filed all required forms, reports and documents with the SEC since August 6, 1996 (collectively, the "Parent SEC Reports"), all of which were prepared in accordance with the applicable requirements of the Securities Laws. As of their respective dates, the Parent SEC Reports (a) complied as to form in all material respects with the applicable requirements of the Securities Laws and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Parent included in or incorporated by reference into the Parent SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of Parent and the Parent Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Parent included in or incorporated by reference into the Parent SEC Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Parent and the Parent Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments that would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act.

         6.6 No Brokers. Neither Parent nor any of the Parent Subsidiaries has entered into any contract, arrangement or understanding with any person or firm that may result in the obligation of such entity or the Company to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Transactions, except that Parent may pay certain fees and expenses to Covington & Associates ("Covington") in connection with advisory services provided in connection with Parent's evaluation of the transactions contemplated hereby. Other than the Company's arrangements with Piper Jaffray and the Parent's arrangements, if any, with Covington, Parent is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Transactions.

         6.7 Reorganization. As of the date of this Agreement, Parent has no reason to believe that the Merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

         6.8 Ownership of Company Common Stock; Affiliates and Associates. As of the date hereof, neither Parent nor any of its affiliates or associates (as such terms are defined under the Exchange Act) (a) beneficially owns, directly or indirectly, or (b) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Company.

         6.9 Certain Actions. Neither Parent nor MergerCo controls, is controlled by or is under common control of any entity set forth in Section 6.9 of the Parent Disclosure Schedule.

         6.10 Litigation. Except as set forth in Section 6.10 of the Parent Disclosure Schedule, there is no litigation, suit, action or proceeding pending or, to the knowledge of the Parent, threatened against the Parent, as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, individually or in the aggregate with all such other litigation, suits, actions or proceedings, would (a) have a Parent Material Adverse Effect, (b) materially and adversely affect the Parent's ability to perform its obligations under this Agreement or (c) prevent the consummation of any of the Transactions.

         6.11 Compliance with Applicable Law. Except as set forth in Section
6.11 of the Parent Disclosure Schedule, or where the failure would not have a Parent Material Adverse Effect (a) the Parent holds, and is in compliance with the terms of, all permits, licenses, exemptions, orders and approvals of all Governmental Entities necessary for the current and presently proposed conduct of its business ("Parent Permits"), (b) no fact exists or event has occurred, and no action or proceeding is pending or, to the Parent's knowledge, threatened, that has a reasonable possibility of resulting in a revocation, nonrenewal, termination, suspension or other impairment of any Parent Permits,
(c) the business of the Parent is not being conducted in violation of any applicable law, ordinance, regulation, judgment, decree or order of any Governmental Entity, and (d) to the knowledge of the Parent, (i) no investigation or review by any Governmental Entity with respect to the Parent is pending or threatened or has been undertaken within the past five (5) years, and
(ii) no Governmental Entity has indicated an intention to conduct the same. For purposes of this Agreement, "Governmental Entity" means any state or federal government or governmental authority or any United States or state court of competent jurisdiction.


                                   ARTICLE VII

                                    COVENANTS

         7.1 No Solicitations.

         (a) The Company represents and warrants that it has terminated any discussions or negotiations relating to, or that may reasonably be expected to lead to, any Acquisition Proposal (as defined herein) and will promptly request the return of all confidential information regarding the Company provided to any third party prior to the date of this Agreement pursuant to the terms of any confidentiality agreements entered into in connection with any such Acquisition Proposal. Except as permitted by this Agreement, the Company shall not, and shall not authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes an Acquisition Proposal, or (ii) engage or participate in any discussions or negotiations with, or provide any confidential information or data to, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; and the Company will immediately cease and cause to be terminated any existing activities, negotiations or discussions with any persons conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section.

         (b) The Company Board may not withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or MergerCo, its approval or recommendation of this Agreement or the Merger; provided, however, that notwithstanding anything contained in this Section 7.1 or any other provision of this Agreement, prior to the Company shareholders meeting, the Company Board may so withdraw or modify, or propose to withdraw or modify, its approval or recommendation of this Agreement or the Merger and the Company may participate in discussions or negotiations with or furnish information to a third party making an unsolicited Acquisition Proposal (a "Potential Acquiror") or approve or recommend an unsolicited Acquisition Proposal, if (i) a majority of the disinterested directors of the Company Board determines in good faith, after consultation with its independent financial advisor, that a Potential Acquiror has submitted to the Company a written Acquisition Proposal which sets forth a price to be paid by the Potential Acquiror and which, if consummated, would be more favorable to the Company's shareholders, from a financial point of view, than the Merger (a "Superior Proposal"), (ii) the Company Board has determined in good faith, based on consultation with its outside legal counsel experienced in such matters (which may include Dorsey & Whitney LLP, the Company's current counsel) that such written Acquisition Proposal appears to be a Superior Proposal based upon the terms and conditions set forth therein, (iii) the Company Board has determined in good faith, based on consultation with its independent financial advisor, that such Potential Acquiror is financially capable of consummating such Superior Proposal and that such Superior Proposal is likely to be consummated, and (iv) a majority of the disinterested directors of the Company Board determines in good faith, after receiving advice from such outside legal counsel that participating in discussions or negotiations or furnishing information or approving or recommending the unsolicited Acquisition Proposal is required by the Company Board's fiduciary duties under applicable law.

         (c) The Company shall promptly notify (but in any event within one (1) business day Parent of the Company's first receipt of a written Acquisition Proposal and of the material terms and conditions thereof and any material changes thereto. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to disclose to Parent the identity of the Potential Acquiror making any such Acquisition Proposal.

         (d) Nothing contained in this Section 7.1 shall prohibit the Company from at any time taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or

Rule 14e-2 promulgated under the Exchange Act or making any disclosure required by Rule 14a-9 promulgated under the Exchange Act.

         (e) As used in this Agreement, the term "Acquisition Proposal" shall mean any proposed or actual (i) merger, consolidation or similar transaction involving the Company, (ii) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of the Company representing 15% or more of the assets of the Company, (iii) issue, sale or other disposition by the Company of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of the votes associated with the outstanding securities of the Company, (iv) tender offer or exchange offer in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the outstanding shares of Company Common Stock, (v) recapitalization, restructuring, liquidation, dissolution, or other similar type of transaction with respect to the Company or (vi) transaction that is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "Acquisition Proposal" shall not include the Merger and the other Transactions.

         7.2 Conduct of Businesses.

         (a) General. Prior to the Effective Time, except as specifically permitted by this Agreement, unless the other party has consented in writing thereto, Parent and the Company shall:

              (i) use their reasonable best efforts, and shall cause each of their respective Subsidiaries to use their reasonable best efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and material employees;

              (ii) subject to Section 7.1 and this Section 7.2, confer on a regular basis with one or more representatives of the other to report on material operational matters and any proposals to engage in material transactions;

              (iii) subject to Section 7.1 and this Section 7.2, promptly notify the other of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of their businesses, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein; and

              (iv) promptly deliver to the other true and correct copies of any report, statement or schedule filed by or with respect to it with the SEC subsequent to the date of this Agreement.

         (b) Conduct by the Company. Prior to the Effective Time, except as specifically permitted by this Agreement, unless Parent or MergerCo has consented in writing thereto, the Company shall use its reasonable best efforts to conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted. Without limiting the generality of the foregoing, the Company shall not (except as expressly permitted by this Agreement or to the extent Parent or MergerCo shall otherwise consent in writing which shall not be unreasonably withheld or delayed):

              (i) (A) declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of any of its capital stock, (B) split, combine or reclassify any of its capital stock or (C) repurchase, redeem or otherwise acquire any of its securities, except, in the case of clause (C), for (x) the acquisition of shares of Company Common Stock from holders of Company Options in full or partial payment of the exercise price payable by such holders upon exercise of Company Options or (y) the redemption of Series B Preferred Stock upon an event of default under the terms of the Company's Series B Preferred Stock purchase agreement (the "Series B Purchase Agreement");

              (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including, without limitation, stock appreciation rights) other than the issuance of shares of Series B Preferred Stock in accordance with the terms of the Series B Purchase Agreement or shares of Company Common Stock upon the exercise of Company Options or Company Warrants in accordance with their present terms;

              (iii) acquire, sell, lease, encumber, transfer or dispose of any assets outside the ordinary course of business that are material to the Company (whether by asset acquisition, stock acquisition or otherwise), except pursuant to obligations in effect on the date hereof or as set forth in Section 7.2 of the Company Disclosure Schedule;

              (iv) incur any amount of indebtedness for borrowed money, guarantee any indebtedness, issue or sell debt securities (other than (A) the issuance of shares of Series B Preferred Stock in accordance with the terms of the Series B Purchase Agreement, or (B) the loan agreement with Parent (the "Loan Agreement")) or warrants or rights to acquire any debt securities, guarantee (or become liable for) any debt of others, make any loans, advances or capital contributions, mortgage, pledge or otherwise encumber any material assets, create or suffer any material lien thereupon;

              (v) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction (A) in the ordinary course of business consistent with past practice, or (B) in connection with the transactions contemplated by this Agreement;

              (vi) change any of the accounting principles or practices used by it (except as required by generally accepted accounting principles, in which case written notice shall be provided to Parent prior to any such change);

              (vii) except as required by law, (A) enter into, adopt, amend or terminate any Company Benefit Plan, (B) enter into, adopt, amend or terminate any agreement, arrangement, plan or policy between the Company and one or more of its directors or officers, or (C) except for normal increases in the ordinary course of business consistent with past practice, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Company Benefit Plan or arrangement as in effect as of the date hereof;

              (viii) adopt any amendments to the Company Charter or the Company Bylaws, except as expressly provided by the terms of this Agreement;

              (ix) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

              (x) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises of litigation where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise does not exceed $25,000;

              (xi) amend or waive any rights under the Company Rights Agreement, except as contemplated by Section 5.26 hereof; or

              (xii) enter into an agreement to take any of the foregoing actions.

         7.3 Intentionally Omitted.

         7.4 Redemption of Company Series B Preferred Stock. Parent shall, at or prior to the Effective Time, redeem all outstanding shares of Company Series B Preferred Stock for cash consideration in accordance with the terms of the Company Charter.

         7.5 Meeting of Shareholders. Following execution of this Agreement, the Company will take all action necessary in accordance with applicable law, the Company Charter and the Company Bylaws to convene a meeting of its shareholders as promptly as practicable to consider and vote upon the approval of this Agreement and the Transactions.

Except as provided in Section 7.1, the proxy statement of the Company related to its shareholders' meeting shall contain the recommendation of the Company Board that its shareholders approve this Agreement and the Transactions. The Company, including the Company Board, subject to and in accordance with applicable law, shall use its reasonable best efforts to obtain such approval, including, without limitation, by timely mailing the Proxy Statement (as defined herein) contained in the Form S-4 (as defined herein) to its shareholders.

         7.6 Intentionally Omitted.

         7.7 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including the taking of such actions as are necessary to obtain any necessary consents, approvals, orders, exemptions and authorizations by or from any public or private third party, including, without limitation, any that are required to be obtained under any federal, state or local law or regulation or any contract, agreement or instrument to which the Company is a party or by which any of its properties or assets are bound, to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the Transactions, to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Transactions, and to effect all necessary registrations and Other Filings, including, but not limited to, filings under the HSR Act, if any, and submissions of information requested by governmental authorities. For purposes of the foregoing sentence, the obligations of Parent and the Company to use their "best efforts" to obtain waivers, consents and approvals to loan agreements, leases and other contracts shall not include any obligation to agree to an adverse modification of the terms of such documents or to prepay or incur additional obligations to such other parties. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Parent and the Company shall take all such necessary action.

         7.8 Proxy Statement; Registration Statement; Filing Cooperation.

         (a) The Company and Parent shall prepare and Parent shall file with the SEC, under the Exchange Act and the Securities Act, a registration statement on Form S-4 (such registration statement, together with any amendments or supplements thereto, the "Form S-4") which shall include a proxy statement/prospectus and form of proxy (such proxy statement/prospectus together with any amendments or supplements thereto, the "Proxy Statement") relating to the shareholders meeting of the Company and the vote of the shareholders of the Company with respect to this Agreement and the Transactions. Parent will cause the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder, and the Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Each of Parent and the Company shall furnish all information about itself and its business and operations and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the Proxy Statement and the Form S-4. Parent shall use its reasonable best efforts, and the Company will cooperate with it, to have the Form S-4 declared effective by the SEC as promptly as practicable (including clearing the Proxy Statement with the SEC). Each of Parent and the Company agrees promptly to correct any information provided by it for use in the Proxy Statement and the Form S-4 if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to amend or supplement the Proxy Statement and, in the case of Parent, the Form S-4, and the Company further agrees to take all steps necessary to cause the Proxy Statement and, in the case of Parent, the Form S-4, as so amended or supplemented, to be filed with the SEC and to be disseminated to the Company's shareholders as and to the extent required by applicable federal and state securities laws. Each of Parent and the Company agrees that the information provided by it for inclusion in the Proxy Statement or the Form S-4 and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of shareholders of the Company, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent will advise the Company, and deliver copies (if any) to the Company, promptly after either receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information, or notice of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order or the suspension of the qualification of the securities issuable in connection with the Merger for offering or sale in any jurisdiction.

         (b) The Company shall use its reasonable best efforts to promptly mail the Proxy Statement to its shareholders.

         (c) The Company shall cooperate with Parent and its advisors in connection with any filings to be made by Parent, including, without limitation, filings under (i) the Securities Act, including, but not limited to, the filing of registration statements on Form S-3 and Form S-4, with the SEC, and (ii) the Exchange Act, and shall furnish all information required in connection therewith. Such cooperation shall include, but not be limited to, obtaining any consent to inclusion of the Company's financial statements and the reports of the Company's independent public accountants with respect thereto in any filing made pursuant to any federal or state securities laws (and any public disclosure related thereto), as well as using its best effort to cause its independent public accountants to prepare and deliver a comfort letter or letters reasonably acceptable to any placement agent or underwriter retained by Parent in connection with the placement or offering of the securities registered pursuant to any such registration statement.

         7.9 Listing Application. Parent shall promptly prepare and submit to the AMEX all reports, applications and other documents that may be necessary or desirable to enable all of the shares of Parent Common Stock that will be outstanding or will be reserved for issuance at the Effective Time to be listed for trading on the AMEX. Each of Parent and the Company shall furnish all information about itself and its business and operation and all necessary financial information to the other as the other may reasonably request in connection with such AMEX listing process. Each of Parent and the Company agrees promptly to correct any information provided by it for use in the AMEX listing process if and to the extent that such information shall have become false or misleading in any material respect. Each of Parent and the Company will advise and deliver copies (if any) to the other parties, promptly after it receives notice thereof, of any request by the AMEX for amendment of any submitted materials or comments thereon and responses thereto or requests by the AMEX for additional information.

         7.10 Affiliates.

         (a) Promptly following the date of this Agreement, the Company shall deliver to Parent a list of names and addresses of those persons who and as requested by Parent thereafter were, in the Company's reasonable judgment, at the record date for its shareholders' meeting to approve the Merger, "affiliates" (each such person, a "Company Affiliate") of the Company within the meaning of Rule 145. Parent shall be entitled to place legends as specified on Exhibit B on the certificates evidencing any shares of Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for such shares of Parent Common Stock, consistent with the terms of such legends.

         (b) Intentionally Omitted.

         (c) Parent shall file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Affiliate of the Company may reasonably request, all to the extent, if any, required from time to time to enable such Affiliate to sell shares of Parent Common Stock received by such Affiliate in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) or (ii) any successor rule or regulation hereafter adopted by the SEC.

         7.11 Expenses. Whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees, costs or expenses, except as provided in Section 9 hereof.

         7.12 Officers' and Directors' Indemnification.

         (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee, fiduciary or agent of the Company (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise (ii) any matter pursuant to which such Indemnified Party is entitled to indemnification under applicable law or the Company Charter, or (iii) the negotiation, execution or performance of this Agreement or any of the Transactions, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that (A) the Company shall indemnify and hold harmless, and after the Effective Time the Surviving Corporation shall indemnify and hold harmless, as and to the full extent permitted by applicable law, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Company, and the Surviving Corporation after the Effective Time, shall promptly pay expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by law, (B) the Indemnified Parties may retain counsel satisfactory to them, and the Company and the Surviving Corporation, shall pay all fees and expenses of such counsel for the Indemnified Parties within 30 days after statements therefor are received, and (C) the Company and the Surviving Corporation will use their respective reasonable best efforts to assist in the vigorous defense of any such matter; provided that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further that the Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 7.12, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company and, after the Effective Time, the Surviving Corporation, thereof; provided that the failure to so notify shall not affect the obligations of the Company and the Surviving Corporation except to the extent such failure to notify materially prejudices such party.

         (b) Parent agrees that all rights to indemnification existing in favor of, and all limitations on the personal liability of, the directors, officers, employees and agents of the Company provided for in the Articles of Organization or Bylaws as in effect as of the date hereof with respect to matters occurring prior to the Effective Time, and including the Merger, shall continue in full force and effect for a period of not less then six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claims (each a "Claim") asserted or made within such period shall continue until the disposition of such Claim. Prior to the Effective Time, the Company shall purchase an extended reporting period endorsement under the Company's existing directors' and officers' liability insurance coverage for the Company's directors and officers in a form acceptable to the Company which shall provide such directors and officers with coverage for six years following the Effective Time of not less than the existing coverage under, and have other terms not materially less favorable to, the insured persons than the directors' and officers' liability insurance coverage presently maintained by the Company.

         (c) This Section 7.12 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Parent, the Company and the Surviving Corporation. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 7.12.

         (d) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 7.12.

         7.13 Access to Information; Confidentiality. From the date hereof until the Effective Time, each of Parent and the Company shall, and shall cause each of their respective Subsidiaries and each of their and their respective Subsidiaries' officers, employees and agents to, afford to the other and to the officers, employees and agents of the other complete access, except to the extent such access is prohibited by the terms of a binding agreement between the Company and a third party, at all reasonable times to such officers, employees, agents, properties, books, records and contracts, and shall furnish to the other such financial, operating and other data and information as the other may reasonably request. Prior to the Effective Time, Parent shall hold in confidence all such information on the terms and subject to the conditions contained in that certain confidentiality agreement between Parent and the Company dated as of August 9, 2000 (the "Confidentiality Agreement"). The Company hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary to permit the making and consummation of the transactions contemplated by this Agreement. At the Effective Time, the Confidentiality Agreement shall terminate.

         7.14 Publicity. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any Transaction contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or the applicable rules of any stock exchange if it has used its best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner. In this regard, the parties shall make a joint public announcement of the Transactions no later than (i) the close of trading on the AMEX on the day this Agreement is signed, if such signing occurs during a business day and prior to the close of such trading or (ii) the opening of trading on the AMEX on the business day following the date on which this Agreement is signed, if such signing does not occur during a business day or occurs on a business day but after the close of such trading.

         7.15 Employee Benefits.

         (a) Parent agrees that the Company will honor, and from and after the Effective Time, Parent will cause the Surviving Corporation to honor, all obligations under (i) the existing terms of the employment and severance agreements set forth in Section 7.15 of the Company Disclosure Schedule to which the Company is presently a party, except as may otherwise be agreed to by the parties thereto, and (ii) the Company's general severance policy as set forth in
Section 7.15 of the Company Disclosure Schedule.

         (b) If any employee of the Company becomes a participant in any employee benefit plan, practice or policy of the Surviving Corporation, such employee shall, to the extent permitted by such plan, practice or policy, be given credit under such plan, practice or policy for all service prior to the Effective Time with the Company and prior to the time such employee becomes such a participant, for purposes of eligibility (including, without limitation, waiting periods) and vesting but not for any other purposes for which such service is either taken into account or recognized (including, without limitation, benefit accrual); provided, however, that such employees will be given credit for such service for purposes of any vacation policy.

         7.16 Advice of Changes. Parent and the Company shall each promptly advise the other party of any change or event (a) having a Material Adverse Effect on it or (b) which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

         7.17 Delisting. Each of the parties hereto agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from the NASDAQ, provided that such delisting shall not be effective until after the Effective Time.


                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

         8.1 Conditions to the Obligations of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver, where permissible, at or prior to the Closing Date, of each of the following conditions:

         (a) Shareholder Approval. This Agreement and the Transactions shall have been approved by the requisite vote of the shareholders of the Company.

         (b) Intentionally Omitted.

         (c) No Injunctions, Orders or Restraints; Illegality. No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission (an "Injunction") nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect which would (i) make the consummation of the Merger illegal, or (ii) otherwise restrict, prevent or prohibit the consummation of any of the Transactions, including the Merger.

         (d) Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act, and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC, and no proceeding for that purpose shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC.

         (e) Listing. Parent shall have obtained the approval for the listing of the shares of Parent Common Stock issuable in the Merger and upon exercise of the Assumed Options on the AMEX, subject to official notice of issuance.

         8.2 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are further subject to the following conditions:

         (a) Representations and Warranties. The representations and warranties of Parent and MergerCo set forth herein shall be true and correct both when made and at and as of the Effective Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, with respect to the Effective Date, where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth therein), individually or in the aggregate, does not have, and would not reasonably be expected to have a Parent Material Adverse Effect.

         (b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement, including, without limitation, the covenants contained in
Article VII hereof.

         (c) Absence of Parent Changes. From the date of this Agreement through the Closing Date, there shall not have occurred any change concerning Parent or any of the Parent Subsidiaries that individually or in the aggregate could reasonably be expected to have a material adverse effect on the current business, results of operations or financial condition of Parent and the Parent Subsidiaries taken as a whole (other than any changes (i) generally affecting the industries in which Parent operates, including changes due to actual or proposed changes in law or regulations, (ii) that are related to a general drop in stock prices in the United States resulting from political or economic turmoil, or (iii) that are related to or result from the announcement or pendency of the Merger, including disruptions to Parent's business or the Parent Subsidiaries' businesses).

         (d) Officers' Certificate. The Company shall have received a certificate of the Chief Executive Officer or President and the Chief Financial Officer of Parent, dated the Closing Date, to the effect that the statements set forth in paragraphs (a), (b) and (c) of this Section 8.2 are true and correct.

         (e) Consents, Approvals, Etc. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required to be made or obtained by Parent and the Parent Subsidiaries and affiliated entities in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration, could not reasonably be expected to have a Parent Material Adverse Effect.

         (f) Tax Opinion. The Company shall have received a written opinion from its counsel, Dorsey & Whitney LLP, in form and substance reasonably satisfactory to it, to the effect that the Merger will constitute a tax free reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn. In connection with such tax opinion, Parent, MergerCo and the Company will provide such representations as have been requested by counsel, which shall be entitled to rely upon such representations in rendering its opinion.

         8.3 Conditions to Obligations of Parent. The obligation of Parent to effect the Merger is further subject to the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Company set forth herein shall be true and correct both when made and at and as of the Effective Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, with respect to the Effective Date, where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth therein), individually or in the aggregate, does not have, and would not reasonably be expected to have a Company Material Adverse Effect.

         (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement.

         (c) Absence of Company Changes. From the date of this Agreement through the Closing Date, there shall not have occurred any change concerning the Company that individually or in the aggregate has or could reasonably be expected to have a Company Material Adverse Effect (other than any (i) changes generally affecting the industries in which the Company operates, including changes due to actual or proposed changes in law or regulations, (ii) changes that are related to a general drop in stock prices in the United States resulting from political or economic turmoil, or (iii) disruptions that are related to or result from the announcement or pendency of the Merger, including disruptions to the Company's business or any action or inaction taken by any party listed on Section 8.3(c) of the Parent Disclosure Schedule after the date hereof, except where such action or inaction by such party was a result of a willful breach by the Company of any agreement between the Company and such party.

         (d) Officers' Certificate. Parent shall have received a certificate of the Chief Executive Officer or President and the Controller of the Company to the effect that the statements set forth in paragraphs (a), (b) and (c) of this
Section 8.3 are true and correct.

         (e) Consents, Approvals, Etc. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required to be made or obtained by the Company and affiliated entities in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration, could not reasonably be expected to have a Company Material Adverse Effect.

         (f) Redemption of Company Series B Preferred Stock. Company shall have taken any and all action necessary to cause the redemption of all outstanding shares of Company Series B Preferred Stock for cash consideration in accordance with the terms of the Company Charter, such redemption to occur on or immediately prior to the Effective Date.

         (g) Tax Opinion. Parent shall have received a written opinion from its counsel, Goodwin, Procter & Hoar LLP, in form and substance reasonably satisfactory to it, to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn. In connection with such tax opinion, Parent, MergerCo and the Company will provide such representations as have been requested by counsel, which shall be entitled to rely upon such representations in rendering its opinion.

         (h) Shareholders Approval. This Agreement and the Merger shall have been approved and adopted by the requisite votes of the holders of the outstanding capital stock of the Company and the number of shares for which the Company has received notice of the holder's intent to demand fair value under Section 302A.473 of the MBCA shall not exceed 5% of the number of shares of outstanding Company Common Stock.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         9.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after the approval of matters presented in connection with the Merger by the stockholders of Parent and the Company:

         (a) by the mutual written consent of Parent, MergerCo and the Company.

         (b) by either of Parent or MergerCo, or the Company:

              (i) if any required approval of the shareholders of the Company that is a condition to the obligations of Parent, MergerCo or the Company under Section 8.1 of this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof; or

              (ii) if any Governmental Entity shall have issued an Injunction or taken any other action (which Injunction or other action the parties hereto shall use their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the Merger; or

              (iii) if, without any material breach by the terminating party of its obligations under this Agreement, the Merger shall not have occurred on or before March 31, 2001; provided, however, that neither Parent, MergerCo nor the Company shall terminate this Agreement prior to March 31, 2001 if the Merger has not occurred by reason of the nonsatisfaction of the condition set forth in Section 8.1(b) hereof or the pendency of a non-final Injunction, and Parent, MergerCo and the Company shall use their best efforts to cause such condition to be satisfied (including, without limitation, by complying with the requirements of the FTC or other comparable Governmental Entity to divest of assets or otherwise in connection with the consummation of the Transactions or in settlement of any action brought by it) or have any such Injunction stayed or reversed.

         (c) by the Company if Parent or MergerCo shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within fifteen (15) business days after the giving of written notice to Parent and MergerCo except, in any case, for such breaches which are not reasonably likely to have a Parent Material Adverse Effect.

         (d) by Parent or MergerCo if the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within fifteen (15) business days after the giving of written notice to the Company except, in any case, for such breaches which are not reasonably likely to have a Company Material Adverse Effect.

         (e) by Parent or MergerCo, if (i) the Company Board shall have failed to make, or shall have withdrawn, amended, modified or changed its approval or recommendation of this Agreement or any of the transactions contemplated hereby;
(ii) the Company shall have failed to include the favorable recommendation of its Board of Directors of this Agreement and the transactions contemplated hereby in the Proxy Statement; (iii) the Company Board shall have recommended that shareholders of the Company accept or approve a Superior Proposal by a person other than Parent; (iv) the Company Board shall publicly express no opinion and remain neutral in respect of any Acquisition Proposal or the Merger or the Transactions; (v) the Company Board shall propose or announce any intention to enter into any agreement with respect to an Acquisition Proposal, or (vi) the Company or its Board of Directors shall have resolved to do any of the foregoing.

         (f) by the Company, prior to the Company's shareholders meeting, concurrently with entering into a definitive agreement to effect a Superior Proposal in accordance with Section 7.1; provided, however, that prior to terminating this Agreement pursuant to this Section 9.1(f) the Company shall have provided Parent and MergerCo with five (5) business days prior written notice of the Company's decision to so terminate. Such notice shall indicate in reasonable detail the terms and conditions of such Superior Proposal, including, without limitation, the amount and form of the proposed consideration and whether such Superior Proposal is subject to any material conditions. During such five (5) day period, the Company shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that Parent and may propose; provided further that the Company may not effect such termination pursuant to this Section 9.1(f) unless the Company immediately prior to such termination pays to Parent or its designee the Termination Fee due pursuant to Section 9.2 hereof. Notwithstanding the foregoing, the Company is not required to disclose to Parent the identity of the party making such Superior Proposal.

         9.2 Effect of Termination.

         (a) In the event of the termination of this Agreement pursuant to
Section 9.1 hereof, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders and all rights and obligations of any party hereto shall cease except for the agreements contained in Sections 7.9, 7.11 and 10.4 and this Section 9.2; provided, however, that nothing contained in this Section 9.2 shall relieve any party from liability for any fraud or willful breach of this Agreement and Company shall be required to make payment to Parent as are required pursuant to this Article IX.

         (b) If (i) Parent or MergerCo terminates this Agreement pursuant to
Section 9.1(e) or (ii) the Company terminates this Agreement pursuant to Section 9.1(f), then the Company shall pay immediately to Parent an amount in cash equal to $2,000,000 (the "Termination Fee").

         (c) If any party terminates this Agreement pursuant to 9.1(b)(i) or
(iii), or if Parent or MergerCo terminates this Agreement pursuant to 9.1(d), and at any time prior to or within one year after such termination the Company enters into an agreement relating to an Acquisition Proposal with a person, other than any party listed on Section 9.2(c) of the general disclosure letter (the "General Disclosure Schedule"), specifically on the terms set forth in the agreements (if any) listed thereon, or the Company Board recommends or resolves to recommend to the Company's shareholders approval or acceptance of an Acquisition Proposal with a person other than any party listed on Section 9.2(c) of the General Disclosure Schedule, then, upon the entry into such agreement or the making of such recommendation or resolution, the Company shall pay to Parent the Termination Fee. Provided, however, that if Parent or MergerCo terminates this Agreement pursuant to 9.1(d) and the breach by Company shall have been caused by a willful act, omission or other willful misconduct of the Company, then the Company shall pay to Parent an amount in cash equal to Parent's and MergerCo's out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, reasonable fees and disbursements of accountants, attorneys and investment bankers (the "Expenses") payable upon termination of this Agreement, provided, further, that at no time shall the aggregate amount payable by Company under this Section 9.2(c) exceed the amount of the Termination Fee.

         (d) The Company shall not enter into any agreement relating to an Acquisition Proposal with a person other than Parent or MergerCo at any time prior to or within one year after termination of this Agreement, unless such agreement provides that such person shall, upon the execution of such agreement, pay or have paid to Parent, to the extent due, any Termination Fee due under this Section 9.2.

         (e) The parties acknowledge and agree that the provisions for payment of the Termination Amount are included herein in order to induce Parent to enter into this Agreement and to reimburse Parent for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated hereby. Notwithstanding anything to the contrary set forth in this Agreement, in the event Parent is required to file suit to seek all or a portion of the Termination Amount, Parent shall be reimbursed by the Company for any and all expenses which it has incurred in enforcing its rights hereunder, including without limitation, attorneys' fees and expenses.

         9.3 Amendment. This Agreement may be amended by the parties hereto by an instrument in writing signed on behalf of each of the parties hereto at any time before or after any approval hereof by the stockholders of Parent and the Company, but in any event following authorization by the Parent Board and the Company Board; provided, however, that after any such stockholder approval, no amendment shall be made which by law requires further approval by the stockholders without obtaining such approval.

         9.4 Extension; Waiver. At any time prior to the Closing, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                    ARTICLE X

                               GENERAL PROVISIONS

         10.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by telecopier or sent by prepaid overnight carrier to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

                  (a)      if to Parent:

                           200 Prospect Street
                           Waltham, MA 02453
                           Attn: Chief Executive Officer
                           Telecopy: (781) 647-3939

                           with a copy to:

                           Goodwin, Procter & Hoar  LLP
                           Exchange Place
                           Boston, Massachusetts  02109
                           Attn: Stephen W. Carr, P.C.
                                   Scott F. Duggan, Esq.
                           Telecopy No.: (617) 523-1231

                  (b)      if to the Company:

                           2800 Patton Road
                           St. Paul, Minnesota 55113
                           Attn: Chief Executive Officer
                           Telecopy: (651) 639-9042

                           with a copy to:

                           Dorsey & Whitney LLP
                           220 South 6th Street
                           Minneapolis, MN 55402
                           Attn: Kenneth L. Cutler, Esq.
                           Telecopy No.: (612) 340-8738

         10.2 Interpretation. When a reference is made in this Agreement to subsidiaries of Parent or the Company, the word "Subsidiary" means any corporation more than 50% of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50% of whose total equity interest, is directly or indirectly owned by Parent or the Company, as the case may be. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.3 Non-Survival of Representations, Warranties, Covenants and Agreements. Except for Articles IV and X, the last sentence of Section 7.5, and Sections 7.8, 7.9, 7.10 and 7.15, none of the representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, and thereafter there shall be no liability on the part of either Parent or the Company or any of their respective officers, directors or stockholders in respect thereof. Except as expressly set forth in this Agreement, there are no representations or warranties of any party hereto, express or implied.

         10.4 Miscellaneous. This Agreement (a) constitutes, together with the Confidentiality Agreement, the Parent Disclosure Schedule and the Company Disclosure Schedule, the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (b) shall be binding upon and inure to the benefits of the parties hereto and their respective successors and assigns and is not intended to confer upon any other person (except as set forth below) any rights or remedies hereunder and (c) may be executed in two or more counterparts which together shall constitute a single agreement. Article IV and Sections 7.12 and 7.15 are intended to be for the benefit of those persons described therein and the covenants contained therein may be enforced by such persons. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Delaware Courts (as defined herein), this being in addition to any other remedy to which they are entitled at law or in equity.

         10.5 Assignment. Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party.

         10.6 Severability. If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

         10.7 Choice of Law; Consent to Jurisdiction. All disputes, claims or controversies arising out of this Agreement, or the negotiation, validity or performance of this Agreement, or the Transactions shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of Parent, MergerCo and the Company hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the Transactions (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in State of Delaware, each such party does hereby appoint The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, as such agent.

         10.8 Incorporation. The Parent Disclosure Schedule and the Company Disclosure Schedule and all Exhibits and Schedules attached hereto and thereto and referred to herein and therein respectively are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         10.9 Publicity. Except as otherwise required by applicable law or the rules of AMEX or NASDAQ, neither Parent nor the Company shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the Company, in the case of a proposed announcement or statement by Parent, or Parent, in the case of a proposed announcement or statement by the Company, which consent shall not be unreasonably withheld.

         IN WITNESS WHEREOF, Parent, MergerCo and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                            INVERNESS MEDICAL
                            TECHNOLOGY, INC.


                            By:    /s/ Ron Zwanziger
                                -----------------------------------
                                Name:      Ron Zwanziger
                                Title:     Chief Executive Officer


                            TERRIER ACQUISITION CORP.


                            By:    /s/ Ron Zwanziger
                                -----------------------------------
                                Name:      Ron Zwanziger
                                Title:     President


                            INTEG INCORPORATED


                            By:    /s/ S. L. Critzer
                                -----------------------------------
                                Name:      Susan L. Critzer
                                Title:     Chief Executive Officer